Exhibit 99.1

Axcella Announces Pricing of Public Offering of Common Stock

CAMBRIDGE, Mass. – May 13, 2020 – Axcella (Nasdaq: AXLA), a clinical-stage biotechnology company focused on leveraging endogenous metabolic modulators (EMMs) to pioneer a new approach for treating complex diseases and improving health, today announced the pricing of its underwritten public offering of 11,000,000 shares of its common stock at a public offering price of $4.75 per share, before deducting underwriting discounts and commissions. In addition, Axcella has granted the underwriters a 30-day option to purchase up to an additional 1,650,000 shares of common stock at the public offering price, less the underwriting discounts and commissions. The gross proceeds of the offering, before deducting underwriting discounts and commissions and other estimated offering expenses payable by Axcella, are expected to be approximately $52.3 million, excluding any exercise of the underwriters’ option to purchase additional shares. The offering is expected to close on May 18, 2020, subject to the satisfaction of customary closing conditions.

Axcella intends to use the net proceeds from the offering, together with its existing cash and cash equivalents, to advance its current liver programs, including its planned IND filing for AXA1665 and ensuing initiation of a Clinical Trial and its planned IND filing for AXA1125 in adults and pediatric patients and ensuing initiation of Clinical Trials; advance its product candidate AXA4010, including the conclusion of its ongoing Clinical Study; advance its development platform and discovery efforts; and support organizational growth and for working capital and other general corporate purposes. J.P. Morgan and SVB Leerink are acting as joint book-running managers for the offering. Wedbush PacGrow is acting as lead manager and Roth Capital Partners is acting as co-manager for the offering.

A registration statement relating to these securities was filed with the Securities and Exchange Commission ("SEC") on May 11, 2020 and was declared effective by the SEC on May 13, 2020. The offering is being made only by means of a prospectus. Before you invest, you should read the prospectus and the other documents the issuer has filed with the SEC for more complete information about the issuer and the risks associated with investing in the offering. These documents have been filed with the SEC and may be obtained on the SEC's website at http://www.sec.gov. You can also obtain the prospectus, when available, by contacting J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, telephone: (866) 803-9204, or email: prospectus-eq_fi@jpmchase.com; or SVB Leerink LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, by telephone at (800) 808-7525, ext. 6218, or email: syndicate@svbleerink.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Axcella

Axcella is a clinical-stage biotechnology company focused on leveraging endogenous metabolic modulators (EMMs) to pioneer a new approach for treating complex diseases and improving health. The company’s product candidates are comprised of EMMs and their derivatives that are engineered in distinct combinations and ratios to simultaneously impact multiple biological pathways. Axcella’s pipeline includes lead therapeutic candidates for non-alcoholic steatohepatitis (NASH) and the reduction in risk of overt hepatic encephalopathy (OHE) recurrence. Additional muscle- and blood-related programs are in earlier-stage development.

Forward Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the expected gross proceeds, closing and use of proceeds of the offering. Risks that contribute to the uncertain nature of the forward-looking statements include, without limitation, market risks and uncertainties and the satisfaction of customary closing conditions related to the offering; the success, cost, and timing of the company’s product candidate development activities and planned clinical studies and clinical trials; the company’s ability to execute on its strategy; positive results from a clinical study may not necessarily be predictive of the results of future or ongoing clinical studies or clinical trials; regulatory developments in the United States and foreign countries; the company’s estimates regarding expenses, future revenue, and capital requirements, and other financial results; as well as those risks and uncertainties set forth in the company’s most recent Quarterly Report on Form 10-Q and subsequent filings with the Securities and Exchange Commission. The company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Axcella disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this press release represent the company’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. The company explicitly disclaims any obligation to update any forward-looking statements.

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Company/Investor Contact	Media Contact
Jason Fredette	Azeem Zeekrya
jfredette@axcellahealth.com	HDMZ
857.320.2236	azeem.zeekrya@hdmz.com
312-506-5244